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                                                                    EXHIBIT 99.1

                               PADS SOFTWARE, INC.

                         WRITTEN CONSENT OF STOCKHOLDERS

                                 August __, 2000

         Pursuant to Sections 228 and 251 of the General Corporation Law of the State of Delaware, the undersigned, being the stockholders (entitled to vote and acting in all capacities, as both a single class and in separate classes or series, as applicable) of PADS Software, Inc., a Delaware corporation (the "Corporation"), hereby consent, ratify and approve the following resolution, with the same force and effect as though consented to, ratified and approved at a duly called and held meeting of the Corporation's stockholders:

RESOLVED:      That the Agreement and Plan of Merger and Reorganization dated as of June 2, 2000 by and among Innoveda, Inc. ("Innoveda"),
               Innovative Software, Inc. ("Transitory Subsidiary"), a wholly owned subsidiary of Innoveda, and the Corporation (the "Merger
               Agreement"), as described in the Consent Solicitation
               Statement/Prospectus dated August __, 2000, concerning the acquisition of the Corporation by Innoveda and attached as ANNEX
               A hereto, providing for, among other things, the merger of the Transitory Subsidiary with and into the Corporation, with the Corporation remaining as the surviving corporation and the shares of capital stock of the Corporation being converted into common stock of Innoveda ("Innoveda Common Stock") and cash, as more fully set forth in the Merger Agreement, (the "Merger"), be adopted, together with any ancillary agreements, instruments, certificates or undertakings in connection therewith or contemplated thereby, and that the transactions contemplated by the Merger Agreement, including the Merger, are approved, which affirmative consent shall be deemed to constitute a release by the undersigned stockholder and his/her respective successors and assigns of Innoveda and the Transitory Subsidiary of any claim or cause of action arising from or relating to the Merger Agreement and the transactions contemplated thereby.

         The undersigned hereby acknowledges and agrees that upon the effective time of the Merger, the stockholder will have only those rights with respect to the shares of Innoveda Common Stock it will receive in the Merger as are held by a holder of shares of Innoveda Common Stock, and all rights of the undersigned associated with or relating to the capital stock of the Corporation shall thereupon be terminated.

         This Written Consent of Stockholders may be executed in any number of counterparts, each of which shall be deemed an original hereof, but all of which together shall constitute one and the same instrument. The foregoing resolution shall be adopted when the Corporation has received counterparts of this Written Consent of Stockholders signed by the holders of the Corporation's outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


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         IN WITNESS WHEREOF, the undersigned has caused this Written Consent of
Stockholders to be executed.



Date:__________, 2000                         __________________________
                                              *Signature of Stockholder

Date:__________, 2000                         __________________________
                                              *Signature of Joint
                                                Stockholder(s) (if any)

                                              __________________________
                                              *Print Name of Stockholder

                                              __________________________
                                              *Print Name of Joint
                                                Stockholder(s) (if any)


--------------------

* This Written Consent of Stockholders should be signed in the exact manner as your stock certificate is registered, and if registered in two or more names, all registered stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.


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